UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 13, 2017, Trovagene, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 6,191,500 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-211705) filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2016 and declared effective on June 13, 2016 (as amended, the “Registration Statement”).

In a concurrent private placement, the Company also agreed, pursuant to the Securities Purchase Agreement, to issue and sell to each of the Purchasers a warrant to purchase 0.75 shares of Common Stock (the “Warrants”) for each share of Common Stock purchased by a Purchaser in the Registered Direct Offering (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”). The shares of Common Stock issuable upon exercise of the Warrants are referred to as the Warrant Shares. The exercise price of the Warrants is $1.41 per share, subject to adjustment as provided therein, and will be exercisable beginning on the six-month anniversary of the date of issuance (the “Initial Exercise Date”) and will expire on the fifth anniversary of the Initial Exercise Date. Each holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Beneficial Ownership Limitation; however, in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants are not and will not be listed for trading on any national securities exchange. The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement.

The combined purchase price for one Share and one Warrant to purchase 0.75 shares of Common Stock in the Offerings was $1.15. The closing of the Offerings is expected to occur on July 19, 2017. The Company expects the aggregate gross proceeds from the Offerings to be approximately $7.1 million. The Company expects the aggregate net proceeds from the Offerings, after deducting the placement agents’ fees and other estimated offering expenses, to be approximately $6.5 million. The Company intends to use the aggregate net proceeds to fund research and development activities and for working capital and other general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 75 days following the closing of the Offerings.

Maxim Group LLC acted as the placement agent for the Offerings. The Company agreed to pay the placement agent an aggregate fee equal to 6% of the gross proceeds received by the Company in the Offerings.

The foregoing summaries of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of the Securities Purchase Agreement and the form of Warrant that are filed herewith as Exhibits 4.1, and 10.1, respectively. The representations, warranties and covenants contained in the Securities Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and the Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and the Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Warrant Shares is incorporated herein by reference.

On July 13, 2017, the Company entered into the Securities Purchase Agreement, whereby the Company agreed to issue and sell to the Purchasers Warrants to purchase up to 4,643,625 shares of Common Stock with an exercise price of $1.41 per share. The closing of the Offerings, including the issuance and sale of the Warrants to the Purchasers, is expected to occur on July 19, 2017.

The Warrants and the Warrant Shares were offered to the Purchasers pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Warrants and the Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Warrants and the Warrant Shares have not been registered under the Securities Act and the Warrants and the Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01.	Other Events.

On July 14, 2017, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Prospectus Supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to be issued to the Purchasers

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1	Form of Securities Purchase Agreement, dated July 13, 2017

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

99.1	Press Release, dated July 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
President and Chief Executive Officer